ASSIGNMENT OF THE SECURITIES PLEDGE AGREEMENT TO SECURE THE HALVERSON NOTE & PROMISSORY NOTE OF
KIMBERLY S. HALVERSON

THIS ASSIGNMENT, is executed this 21 day of November, 2014, by and among Kimberly S. Halverson (hereinafter "Assignor") and Emergent Health Management Group, LLC (hereinafter "Assignees").

RECITALS

WHEREAS,

A. Kimberly S. Halverson, is the assignor of the Securities Pledge Agreement to secure the Halverson Note dated on or about August 27, 2014 and a Promissory Note of Kimberly S. Halverson of the same date. The Securities Pledge Agreement granted the right, title and interest to acquire Four Million Four Hundred Fifty-Five Thousand (4,455,000) shares of common stock in Emergent Health Corp. at $0.06734 per share. These shares were acquired from Parcae Capital Corp. and Clover Capital Corp. who purchased them from John V. Cappello pursuant to the Amended Stock Purchase Agreement dated May 29, 2014.

B. The Assignees are the Emergent Health Management Group, LLC which group is comprised of five (5) equal members Parcae Capital Corp., Clover Capital Corp., Stephen Hussey, Quarry Capital Group, Ltd. and Kimberly Halverson. Assignees desire to acquire all of the obligations under the Note and Security Pledge Agreement by Assignment from Assignor and will receive all right, title and interest under those documents and assume any and all obligations thereunder.

C. Emergent Health Corp., by and through its President and CEO, Stephen Hussey, acknowledges and approves the transfer of the obligations under the Note to the Emergent Health Management Group, LLC and its members.

NOW THEREFORE, INTENDING TO BE LEGALLY BOUND HEREBY and in consideration of the foregoing premises and for one ($1.00) and other good and valuable consideration paid by Assignees to Assignor, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1. **Assignment:** Assignor hereby assigns, sets over and conveys to Assignees all of Assignor's rights, title and interest in, to and under the Note and Securities Pledge Agreement, upon the terms and conditions and for the consideration herein set forth (the "Assignment").

2. **Assumption:** Assignees hereby accept the Assignment and assume all of the right, title and interest in, to and under the Note and Securities Pledge Agreement and the obligations that may arise therein, therefrom and after the date hereof, and are vested with the rights of Assignor in the Securities Pledge Agreement including the right to the shares transferred therein.

3. **Governing Law:** This Assignment and the agreements herein shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to conflicts of law principles.

4. **Scope of Agreement:** This Assignment expresses the entire agreement of the parties hereto and may not be modified, amended, changed or terminated, except by an instrument executed in writing by the parties hereto.

5. **Captions:** Captions are inserted in the Assignment for the purpose of convenience only and shall not be construed to have any legal effect.

IN WITNESS WHEREOF, the parties, intending to be legally bound, hereby duly execute this Assignment as of the day and year first above written:

By: [signature] Date 11/21/2014
Kimberly S. Halverson, Assignor

Notary as to Assignor Only

Sworn to and Subscribed

Before me this 21 day of November, 2014

Notary Public

[signature] Date 11/21/2014
John R. Launie, Jr.

President, Quarry Capital Group, Ltd.

For Emergent Health Management Group, LLC

[signature] Date 11/21/2014
Stephen Hussey, President and CEO of
Emergent Health Corp., Inc.